UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2022

Golden Falcon Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39816	85-2738750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Library Avenue, Suite 204 Newark, Delaware		19711
(Address of principal executive offices)		(Zip Code)

(970) 315-2644

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one redeemable Warrant	GFX.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	GFX	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	GFX WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 to the extent required herein. As approved by its stockholders at the special meeting (defined below), on December 20, 2022, Golden Falcon Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company entered into an amendment to the Investment Management Trust Agreement, dated December 17, 2020, by and between Continental Stock Transfer & Trust Company and the Company (the “Trust Agreement”). A copy of the amendment to the Trust Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03 to the extent required herein. As approved by its stockholders at the special meeting, on December 20, 2022, the Company filed a certificate of amendment to its amended and restated certificate of incorporation (the “Charter”) which became effective upon filing. A copy of the certificate of amendment to the Charter is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 20, 2022, the Company held a special meeting in lieu of its 2022 annual meeting of stockholders (the “special meeting”). On November 7, 2022, the record date for the special meeting, there were 43,125,000 shares of common stock outstanding entitled to be voted at the special meeting (consisting of 34,500,000 shares of Class A common stock and 8,625,000 shares of Class B common stock of the Company), approximately 88.7% of which were represented in person or by proxy at the special meeting.

The final results for each of the matters submitted to a vote of the Company’s stockholders at the special meeting are as follows:

1. Charter Amendment Proposal

The stockholders approved the proposal to amend the Company’s Charter (the “Charter Amendment”) , to extend the date by which the Company has to consummate a business combination (the “Extension”) for an additional six months, from December 22, 2022 to June 22, 2023 or such earlier date as determined by the Company’s board of directors (the “Board”) (such later date, the “Extended Date”). The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
30,849,816	885,387	155,025	6,363,593

2. Trust Amendment Proposal

The stockholders approved the proposal to amend the Investment Management Trust Agreement, dated as of December 17, 2020, by and between the Company and Continental Stock Transfer & Trust Company and (the “Trust Agreement”), in the form set forth as Annex B to the proxy statement (the “Trust Amendment”), to provide for the Extension to the Extended Date pursuant to the Charter Amendment. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
30,849,616	885,387	155,225	6,363,593

3. Director Proposal

The stockholders approved the proposal to re-elect two directors to the Board, with each such director to serve until the second annual meeting of stockholders following the special meeting or until his or her successor is elected and qualified. The voting results were as follows:

	FOR	WITHHELD	BROKER NON- VOTES
Isabelle Amiel Azoulai	27,387,372	4,502,856	6,363,593
Mikael Breuer-Weil	31,001,524	888,704	6,363,593

4. Auditor Ratification Proposal

The stockholders approved the proposal to ratify the selection by the Company’s audit committee of Marcum, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
37,308,446	677,267	268,108	0

As there were sufficient votes to approve the proposals, the “Adjournment Proposal” described in the Proxy Statement was not presented to stockholders.

Item 8.01.	Other Events.

In connection with the votes to approve the Extensions, the holders of 30,291,421 shares of Class A common stock of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.11 per share, for an aggregate redemption amount of approximately $306.3 million, leaving approximately $42.6 million in the trust account.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Golden Falcon Acquisition Corp., dated December 20, 2022.

10.1	Amendment to the Investment Management Trust Agreement, dated December 20, 2022, by and between Golden Falcon Acquisition Corp. and Continental Stock Transfer & Trust Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN FALCON ACQUISITION CORP.

By:	/s/ Makram Azar
Name:	Makram Azar
Title:	Chief Executive Officer

Date: December 27, 2022